SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer identification No.)

38 Corporate Circle, Albany, New York	12203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 452-1242

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure contained in Item 5.02 is incorporated herein by reference. In connection with the appointment of Mr. James A. Litwak as the Company’s new President and Chief Operating Officer, on October 24, 2005, Trans World Entertainment Corporation granted him options to purchase 300,000 shares of Trans World Entertainment common stock under the Company’s 2005 Stock Option Plan. The options have an exercise price of $7.10 per share, with 200,000 options vesting in four equal annual installments on the first, second, third and fourth anniversaries of October 24, 2005 and the remaining 100,000 to cliff vest on the fourth anniversary of October 24, 2005. Mr. Litwak will be compensated in 2005 at an annual salary of $450,000. In addition, he will be eligible for a $100,000 bonus which is based on achieving targeted financial goals. Mr. Litwak will be eligible to participate in the Company’s Supplemental Executive Retirement Plan effective October 24, 2005. Mr. Litwak will be eligible for six months of severance after being actively employed until February 1, 2007 and on February 1, 2008, he will be eligible for severance of equaling 12 months pay.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 19, 2005 Trans World Entertainment Corporation announced that it had appointed Mr. James A. Litwak, as its new President and Chief Operating Officer effective October 24, 2005. Mr. Litwak served as Executive Vice President, Merchandising and Marketing at Trans World from 1996 – 2000. Most recently, he was Senior Vice President of Columbia House. A copy of the press release announcing the appointment of Mr. Litwak as the new President and Chief Operating Officer is attached with this report as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS. The following is furnished as an Exhibit to this Report:

Exhibit No.	Description

99.1	Trans World Entertainment Company Press Release dated October 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: October 25, 2005	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Trans World Entertainment Company Press Release dated October 19, 2005.